EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Workhorse Group, Inc. of our report dated August 29, 2025, except for the effects of the restatement discussed in Note 1, as to which the date is February 25, 2026 with respect to the consolidated financial statements of Motiv Power Systems, Inc. for the year ended December 31, 2024 included in the Annual Report of Workhouse Group, Inc. on Form 10-K.

/s/ CBIZ CPAS P.C.
Costa Mesa, CA July 17, 2026